EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan for Employees of our report dated June 2, 2000, with respect to the consolidated financial statements of American Woodmark Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended April 30, 2000 and the related financial schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 17, 2000